EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-120040 on Form S-3 and Registration Statement Nos. 333-116896, 333-116894, 333-118055, 333-58832, 333-58836, and 333-58840 on Form S-8 of our report relating to the financial statements of UTi Worldwide Inc. dated April 17, 2006, December 18, 2006, as to the effects of the restatement discussed in Note 19 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 19), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated April 17, 2006, December 18, 2006 as to the effects of the material weakness described in management’s report (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 10-K/A of UTi Worldwide Inc. for the year ended January 31, 2006.
/s/ Deloitte & Touche LLP
Los Angeles, California
December 18, 2006